Exhibit 7.1

August 13, 2021

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read the statements of PCT, Ltd. relating to the events described under Item 4.02 of Form 8-K dated August 10, 2021, and we agree with such statements.

Respectfully,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC